================================================================================
--------------------------------------------------------------------------------



                                CREDIT AGREEMENT


                                   dated as of


                                  May 7, 1999,


                             as Amended and Restated
                             as of November 1, 1999,


                                      among


                              AMERICAN MEDIA, INC.,


                        AMERICAN MEDIA OPERATIONS, INC.,


                            The Lenders Party Hereto


                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger



--------------------------------------------------------------------------------
================================================================================

                                TABLE OF CONTENTS


                                                                                                       Page
                                                                                                       ----
                                    ARTICLE I

                                   Definitions
                                   -----------

SECTION 1.01.               Defined Terms.........................................................       1
SECTION 1.02.               Classification of Loans and Borrowings................................       3
SECTION 1.03.               Terms Generally ......................................................       3
SECTION 1.04.               Accounting Terms; GAAP; Treatment


                                   ARTICLE II

                                   The Credits
                                   -----------

SECTION 2.01.               Commitments...........................................................       3
SECTION 2.02.               Loans and Borrowings..................................................       3
SECTION 2.03.               Requests for Borrowings...............................................       3
SECTION 2.04.               Swingline Loans.......................................................       3
SECTION 2.05.               Letters of Credit.....................................................       3
SECTION 2.06.               Funding of Borrowings.................................................       4
SECTION 2.07.               Interest Elections....................................................       4
SECTION 2.08.               Termination and Reduction of Commitments..............................       4
SECTION 2.09.               Repayment of Loans; Evidence of Debt..................................       4
SECTION 2.10.               Amortization of Term Loans............................................       4
SECTION 2.11.               Prepayment of Loans...................................................       4
SECTION 2.12.               Fees..................................................................       5
SECTION 2.13.               Interest..............................................................       5
SECTION 2.14.               Alternate Rate of Interest............................................       5
SECTION 2.15.               Increased Costs.......................................................       5
SECTION 2.16.               Break Funding Payments................................................       5
SECTION 2.17.               Taxes.................................................................       5
SECTION 2.18.               Payments Generally; Pro Rata Treatment; Sharing of Setoffs............       6
SECTION 2.19.               Mitigation Obligations; Replacement of Lenders.......................        6


                                       i




                                   ARTICLE III

                          Representations and Warrants
                          ----------------------------

SECTION 3.01.               Organization; Powers..................................................       6
SECTION 3.02.               Authorization; Enforceability.........................................       6
SECTION 3.03.               Governmental Approvals; No Conflicts..................................       6
SECTION 3.04.               Financial Condition; No Material Adverse Change.......................       6
SECTION 3.05.               Properties............................................................       6
SECTION 3.06.               Litigation and Environmental Matters..................................       6
SECTION 3.07.               Compliance with Laws and Agreements...................................       6
SECTION 3.08.               Investment and Holding Company Status.................................       6
SECTION 3.09.               Taxes.................................................................       6
SECTION 3.10.               ERISA.................................................................       6
SECTION 3.11.               Disclosure............................................................       6
SECTION 3.12.               Subsidiaries..........................................................       6
SECTION 3.13.               Insurance.............................................................       6
SECTION 3.14.               Labor Matters.........................................................       6
SECTION 3.15.               Solvency..............................................................       6
SECTION 3.16.               Senior Indebtedness...................................................       7
SECTION 3.17.               Year 2000.............................................................       7
SECTION 3.18.               Security Documents....................................................       7
SECTION 3.19.               Restatement Acquisition...............................................       7
SECTION 3.20.               Capitalization of Holdings............................................       7


                                   ARTICLE IV

                                   Conditions
                                   ----------

SECTION 4.01.               Effective Date........................................................       7
SECTION 4.02.               Each Credit Event.....................................................       7


                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

SECTION 5.01.               Financial Statements and Other Information............................       7
SECTION 5.02.               Notices of Material Events............................................       8
SECTION 5.03.               Information Regarding Collateral......................................       8
SECTION 5.04.               Existence; Conduct of Business........................................       8
SECTION 5.05.               Payment of Obligations................................................       8
SECTION 5.06.               Maintenance of Properties.............................................       8
SECTION 5.07.               Insurance.............................................................       8
SECTION 5.08.               Casualty and Condemnation.............................................       8



                                       ii




SECTION 5.09.               Books and Records; Inspection and
SECTION 5.10.               Compliance with Laws..................................................       8
SECTION 5.11.               Use of Proceeds and Letters of Credit.................................       8
SECTION 5.12.               Additional Subsidiaries...............................................       8
SECTION 5.13                Further Assurances....................................................       8
SECTION 5.14.               Interest Rate Protection..............................................       8
SECTION 5.15.               Redemption of Existing Notes..........................................       8

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

SECTION 6.01.               Indebtedness; Certain Equity Securities...............................       8
SECTION 6.02.               Liens.................................................................       8
SECTION 6.03.               Fundamental Changes...................................................       8
SECTION 6.04.               Investments, Loans, Advances,  Guarantees and Acquisitions............
SECTION 6.05                Asset Sales...........................................................       9
SECTION 6.06.               Sale and Leaseback Transactions.......................................       9
SECTION 6.07.               Hedging Agreements....................................................       9
SECTION 6.08.               Restricted Payments; Certain Payments of Indebtedness.................
SECTION 6.09.               Transactions with Affiliates..........................................       9
SECTION 6.10.               Restrictive Agreements................................................       9
SECTION 6.11.               Amendment of Material Documents.......................................       9
SECTION 6.12.               Leverage Ratio........................................................       9
SECTION 6.13.               Senior Leverage Ratio.................................................       9
SECTION 6.14.               Consolidated Interest Expense Coverage Ratio..........................       9
SECTION 6.15.               Consolidated Fixed Charge Coverage Ratio..............................       9
SECTION 6.16.               Capital Expenditures..................................................      10

                                   ARTICLE VII

                                  Events of Default...............................................      10
                                  -----------------


                                      iii




                                  ARTICLE VIII

                                     The Agents...................................................      10
                                     ----------

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

SECTION 9.01.               Notices...............................................................      10
SECTION 9.02.               Waivers; Amendments...................................................      10
SECTION 9.03.               Expenses; Indemnity; Damage Waiver....................................      10
SECTION 9.04.               Successors and Assigns................................................      11
SECTION 9.05.               Survival..............................................................      11
SECTION 9.06.               Counterparts; Integration; Effectiveness..............................      11
SECTION 9.07.               Severability..........................................................      11
SECTION 9.08.               Right of Setoff.......................................................      11
SECTION 9.09.               Governing Law; Jurisdiction; Consent to Service of Process............      11
SECTION 9.10.               WAIVER OF JURY TRIAL..................................................      11
SECTION 9.11.               Headings..............................................................      11
SECTION 9.12.               Confidentiality.......................................................      11
SECTION 9.13.               Interest Rate Limitation..............................................      11
SECTION 9.14.               Original Credit Agreement; Effectiveness
                              of Amendment and Restatement........................................      11


SCHEDULES:
---------

Schedule 1.01(a)            -- Mortgaged Property
Schedule 1.01(b)            -- Restatement Mortgaged Property
Schedule 2.01               -- Commitments
Schedule 3.05(b)            -- Intellectual Property
Schedule 3.05(c)            -- Real Property
Schedule 3.05(d)            -- Real Property Purchase Rights
Schedule 3.06               -- Disclosed Matters
Schedule 3.12               -- Subsidiaries
Schedule 3.13               -- Insurance
Schedule 3.18(d)            -- Mortgaged Property Filing Offices
Schedule 6.01               -- Existing Indebtedness
Schedule 6.02               -- Existing Liens
Schedule 6.04               -- Investments
Schedule 6.10               -- Existing Restrictions



                                       iv



EXHIBITS:
--------

Exhibit A   -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Borrower's Counsel
Exhibit B-2 -- Form of Opinion of Local Counsel
Exhibit C   -- Guarantee Agreement
Exhibit D   -- Indemnity, Subrogation and Contribution Agreement
Exhibit E   -- Pledge Agreement
Exhibit F   -- Security Agreement

                                       v

                       CREDIT AGREEMENT dated as of May 7, 1999, as amended and
                  restated as of November 1, 1999, among AMERICAN MEDIA INC., AMERICAN MEDIA OPERATIONS, INC., the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquired Businesses" means the stock of GCC and the assets and liabilities of GII to be acquired pursuant to the Purchase Agreement.

                  "Acquisition" means the Merger and the other transactions contemplated by the Merger Agreement and the other Acquisition Documents.

                  "Acquisition Documents" means the Merger Agreement and the LLC Agreement.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day (a) with respect to any Tranche B Term Loan or Tranche B-1 Term Loan, (i) 2.50% per annum, in the case of an ABR Loan, or (ii) 3.50% per annum, in the case of a Eurodollar Loan, and
(b) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or a Tranche A Term Loan or any ABR Loan that is a Swingline Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until the date that is six months after the Effective Date the "Applicable Rate" for purposes of clause (b) shall be the applicable rate per annum set forth below in Category 1:

================================================================================
                                     ABR         Eurodollar       Commitment Fee
        Leverage Ratio:            Spread          Spread              Rate
--------------------------------------------------------------------------------
          Category 1
          ----------
 Greater than or equal to 5.50
            to 1.00                 2.00%           3.00%             0.50%
--------------------------------------------------------------------------------

          Category 2
          ----------
 Less than 5.50 to 1.00 but greater
            to 1.00                 2.00%           3.00%             0.50%
--------------------------------------------------------------------------------

          Category 3
          ----------
  Less than 5.00 to 1.00 but
 greater than or equal to 4.50
            to 1.00                 1.50%           2.50%             0.50%
--------------------------------------------------------------------------------

          Category 4
          ----------
  Less than 4.50 to 1.00 but
 greater than or equal to 4.00
            to 1.00                 1.25%           2.25%             0.50%
--------------------------------------------------------------------------------

          Category 5
          ----------
  Less than 4.00 to 1.00 but
 greater than or equal to 3.50
            to 1.00                 1.00%           2.00%             0.375%
--------------------------------------------------------------------------------

          Category 6
    Less than 3.50 to 1.00          0.75%           1.75%             0.375%
================================================================================

                  For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means American Media Operations, Inc., a Delaware corporation.

                  "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Canadian GAAP" means generally accepted accounting principles in Canada.

                  "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means:

                  (a)(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any Equity Interest in the Borrower (other than up to 20% of the common stock of the Borrower held by Persons other than Holdings in accordance with Section 6.03(e)), (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by such board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least 66-2/3% of the directors of Holdings then still in office who were either directors at the beginning of such period or whose nomination for election was previously so approved) ceasing for any reason to constitute a majority of the board of directors of Holdings, or (iii) the occurrence of a "Change of Control", as defined in the Subordinated Debt Documents or the Holdings Discount Notes Documents;

                  (b) prior to the first public offering of common Equity Interests of Holdings, EMP Group L.L.C. ceasing to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the voting Equity Interests of Holdings, whether as a result of issuance of securities of Holdings, any merger, consolidation, liquidation or dissolution of Holdings, any direct or indirect transfer of securities by EMP Group L.L.C. or otherwise (for purposes of this clause (b) and clause (c) below, EMP Group L.L.C. shall be deemed to beneficially own any voting Equity Interests of an entity (the "specified entity") held by any other entity (the "Holdings entity") so long as EMP Group L.L.C. beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the voting Equity Interests of the Holdings entity);

                  (c)(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than EMP Group L.L.C., being or becoming the beneficial owner (as defined in clause (b) above, except that for purposes of this clause (c) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting Equity Interests of Holdings and
         (ii) EMP Group L.L.C. "beneficially owning" (as defined in clause (b) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting Equity Interests of Holdings than such other person and not having the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Holdings (for the purposes of this clause
         (c), such other person shall be deemed to beneficially own any voting Equity Interests of a specified entity held by a Holdings entity, if such other person is the beneficial owner (as defined in this clause
         (c)), directly or indirectly, of more than 30% of the voting power of the voting Equity Interests of such Holdings entity and EMP Group L.L.C. "beneficially owns" (as defined in clause (b) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting Equity Interests of such Holdings entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such Holdings entity); or

                  (d) Evercore no longer having the direct or indirect power to appoint a majority of the managers of (or other individuals comprising) the board of managers or other governing body of EMP Group L.L.C.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche B-1 Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment, Tranche B Commitment or Tranche B-1 Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                  "Collateral Agent" means the "Collateral Agent", as defined in the Security Agreement.

                  "Commitment" means a Revolving Commitment, Tranche A Commitment, Tranche B Commitment or Tranche B-1 Commitment, or any combination thereof (as the context requires).

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period (adjusted to exclude any extraordinary losses, charges or gains and to exclude any gain or loss recognized in connection with the sale of any assets outside the ordinary course of business), plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of interest expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation, amortization and other noncash charges (excluding any such charge that (i) consists of or requires an accrual of, or cash reserve for, any anticipated cash changes for any prior or in any future period or (ii) consists of a writedown or writeoff of any current assets) for such period, including the amortization of debt discounts and deferred financing charges, all as determined on a consolidated basis with respect to the Borrower and the Restricted Subsidiaries in accordance with GAAP, (d) the aggregate amount of management fees paid to Affiliates of the Borrower in such period pursuant to
Section 6.09, (e) payments made by the Borrower and its Restricted Subsidiaries in such period pursuant to profit sharing plans; provided that such payments are discretionary under the terms of such plans, (f) the aggregate amount, not to exceed $5,000,000, of nonrecurring charges resulting from severance, restructuring, corporate relocation expenses and other adjustments made as a result of or in connection with the Transactions and recognized on or prior to the date that is 18 months subsequent to the Effective Date and (g) any nonrecurring cash expenses or charges (not exceeding $5,000,000 in the aggregate for such period) related to any initial public offering, investment, Permitted Acquisition or Indebtedness, and minus the amount of any Restricted Payments made to Holdings by the Borrower pursuant to Section 6.08(a)(iv) (as such amount may be supplemented in accordance with Section 6.08(a)(viii)) during such period to the extent of any losses, charges or expenses that reduced Holdings' net income (or increased its net loss) during such period. For purposes of calculating Consolidated EBITDA for any period (each, a "Reference Period") in connection with a determination of the Leverage Ratio or the Senior Leverage Ratio for such period, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Borrower or any Restricted Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available); provided that such pro forma calculations shall give effect to operating expense reductions and other cost savings only to the extent that such reductions and savings are approved by the Administrative Agent and realization thereof is reasonably expected by the Borrower to be achieved within six months after such Material Acquisition or Material Disposition. As used in this definition, "Material Acquisition" means any Permitted Acquisition or series of related Permitted Acquisitions that involves consideration (including any noncash consideration) with a fair market value in excess of $5,000,000; and "Material Disposition" means any disposition of property or series of related dispositions of property that involves assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Subsidiary.

                  "Consolidated Fixed Charges" means, for any period, the sum of
(a) Consolidated Interest Expense for such period, (b) the aggregate amount of scheduled principal payments of Long-Term Indebtedness made during such period by the Borrower or any Restricted Subsidiary to any Person other than the Borrower or any wholly owned Restricted Subsidiary and (c) the aggregate amount of scheduled principal payments of Long-Term Indebtedness that would have been required to be made during such period by the Borrower or any Restricted Subsidiary to the extent any such scheduled payment is not required to be made by reason of any optional prepayment (other than an optional prepayment to the extent financed with the proceeds of an incurrence of Long-Term Indebtedness) made within one year prior to the date such scheduled principal payment would have been due.

                  "Consolidated Interest Expense" means, for any period, the sum of (a) interest expense (including the interest component in respect of Capital Lease Obligations but excluding the amortization of debt discounts, deferred financing charges and other non-cash interest expenses) of the Borrower and the Restricted Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP, and (b) the amount of any Restricted Payments made by the Borrower to Holdings pursuant to Section 6.08(a)(vii)(B) during such period.

                  "Consolidated Net Income" means, for any period, net income or loss of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person in which any other Person (other than the Borrower or any of the Restricted Subsidiaries or any director holding qualifying shares in compliance with applicable law) has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Restricted Subsidiaries by such Person during such period, and (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any of the Restricted Subsidiaries or the date that Person's assets are acquired by the Borrower or any of the Restricted Subsidiaries.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debt Tender Offer" means the tender offer and consent solicitation made by the Borrower for all the outstanding Existing Notes pursuant to the Debt Tender Offer Materials and the provisions of the Merger Agreement.

                  "Debt Tender Offer Materials" means the offer to purchase distributed by the Borrower to holders of the Existing Notes with respect to the Debt Tender Offer, and all related materials similarly distributed in accordance with this Agreement.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "Disqualified Stock" means, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

                  (b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Equity Interests convertible or exchangeable solely at the option of Holdings, the Borrower or a Restricted Subsidiary; provided that any such conversion or exchange shall be deemed an issuance of Disqualified Stock, as applicable); or

                  (c) is redeemable, or subject to mandatory purchase by Holdings, the Borrower or any Subsidiary, at the option of the holder thereof, in whole or in part.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means May 7, 1999, the date on which the conditions specified in Section 4.01 of the Original Credit Agreement were satisfied.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Evercore" means Evercore Partners Inc. and any investment fund Controlled by Evercore Partners Inc.

                  "Excess Cash Flow" means, for any fiscal year, the sum (without duplication) of:

                  (a) Consolidated Net Income for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such fiscal year; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the long-term consolidated deferred revenues of the Borrower and its Restricted Subsidiaries increased during such fiscal year; minus

                  (d) the sum of (i) any noncash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the long-term consolidated deferred revenues of the Borrower and its Restricted Subsidiaries decreased during such fiscal year; minus

                  (e) the sum of (i) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness or attributable to the reinvestment of Net Proceeds of a Prepayment Event) plus (ii) cash consideration paid during such fiscal year to make acquisitions or other capital investments (except to the extent financed by incurring Long-Term Indebtedness or attributable to the reinvestment of Net Proceeds of a Prepayment Event); minus

                  (f) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Borrower and its Restricted Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Swingline Loans, Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d) and (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

                  "Existing Credit Agreement" means the Fourth Amended and Restated Credit Agreement dated as of June 5, 1998, among the Borrower, certain of its subsidiaries, certain banks from time to time parties thereto and The Chase Manhattan Bank, as agent.

                  "Existing Notes" means the 11-5/8% Senior Subordinated Notes due 2004 of the Borrower.

                  "Existing Notes Indenture" means the Indenture dated as of November 1, 1994, between the Borrower (f/k/a Enquirer/Star, Inc.) and United States Trust Company of New York, as trustee, as amended pursuant to the Debt Tender Offer.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Financing Transactions" means the transactions undertaken by Holdings, the Borrower and the Subsidiary Loan Parties in connection with the execution and delivery of the Original Credit Agreement and the Subordinated Debt Documents, the issuance of the Subordinated Debt and the borrowing of the initial Loans.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GCC" means Globe Communications Corp., a Delaware corporation.

                  "GII" means Globe International Inc., a corporation incorporated under the laws of Canada.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" means the Guarantee Agreement, entered into in connection with the Original Credit Agreement, attached hereto as Exhibit C, among Holdings, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Holdings" means American Media, Inc., a Delaware corporation.

                  "Holdings Discount Notes" means discount notes of Holdings (a) that are issued on a single date that is after the Effective Date, (b) with an initial aggregate accreted value of up to $25,000,000, (c) with respect to which no cash interest shall be payable until the fifth anniversary of issuance and cash interest shall be payable semi-annually after such fifth anniversary, (d) that mature no earlier than the tenth anniversary of issuance and do not require any amortization or other required redemption or repayment prior to maturity (other than redemption on the fifth anniversary of issuance of a portion of such discount notes not exceeding the Holdings Discount Notes Redemption Amount at a redemption price of 100% of the principal amount so redeemed), (e) that are not Guaranteed by the Borrower or any Subsidiary, (f) the Net Proceeds of the issuance of which are contributed as common equity to the Borrower and (g) that have such other terms and conditions (including with respect to covenants and events of default) that (i) are customary for high-yield discount notes issued by holding companies and (ii) are approved by the Administrative Agent.

                  "Holdings Discount Notes Documents" means the indenture under which the Holdings Discount Notes are issued and all other instruments, agreements and other documents evidencing or governing the Holdings Discount Notes or providing for any other right in respect thereof.

                  "Holdings Discount Notes Redemption Amount" means the amount equal to (a)(i) the excess of the aggregate accreted value of Holdings Discount Notes on the fifth anniversary of the date of their issuance over (ii) the aggregate accreted value of the Holdings Discount Notes on the date of their issuance, less (b) an amount equal to simple interest for one year on the aggregate accreted value of the Holdings Discount Notes on the date of their issuance at a per annum rate equal to the yield to maturity of such Holdings Discount Notes.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, entered into in connection with the Original Credit Agreement, attached hereto as Exhibit D, among the Borrower, the Subsidiary Loan Parties and the Administrative Agent.

                  "Information Memorandum" means the Confidential Information Memorandum dated October 1999 relating to the Borrower and the Transactions.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or nine or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make interest periods of such duration available), as the Borrower may elect; provided that
(a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "Leverage Ratio" means, on any date, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, solely for purposes of determining the Applicable Rate, two times Consolidated EBITDA for the period of two consecutive fiscal quarters ended on such date), all determined on a consolidated basis in accordance with GAAP.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement and Investors Rights Agreement of EMP Group L.L.C. dated as of February 16, 1999.

                  "Loan Documents" means this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

                  "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan Parties.

                  "Loan Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability. For purposes of Section 5.14, "Long-Term Indebtedness" shall not include Indebtedness in respect of Revolving Loans.

                  "Management Agreement" means the Side Letter dated February 16, 1999 among the members of EMP Group L.L.C.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations or condition, financial or otherwise, of Holdings, the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Merger" means the merger of Merger Sub with and into Holdings, with Holdings as the surviving corporation, pursuant to the Merger Agreement.

                  "Merger Agreement" means the Agreement and Plan of Merger, dated as of February 16, 1999, by and between Holdings and Merger Sub.

                  "Merger Sub" means EMP Acquisition Corp., a Delaware corporation.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property or Restatement Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on
Schedule 1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Borrower and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "Non-Compete Agreement" means the Non-Compete Agreement dated as of November 1, 1999 among Mike Rosenbloom and the Borrower.

                  "Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Original Credit Agreement" means the Credit Agreement dated as of May 7, 1999, as in effect immediately prior to the Restatement Effective Date, among Holdings, the Borrower, the Lenders party thereto and The Chase Manhattan Bank, as administrative agent.

                  "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Annex II to the Security Agreement or any other form approved by the Collateral Agent.

                  "Permitted Acquisition" means any acquisition by the Borrower or any Restricted Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) the principal business of such Person shall be reasonably related, ancillary or complementary, to a business in which the Borrower and its Restricted Subsidiaries were engaged on the Effective Date,
(c) each Subsidiary formed for the purpose of or resulting from such acquisition shall be a Restricted Subsidiary and all of the Equity Interests of each such Subsidiary shall be owned directly by the Borrower or a Restricted Subsidiary of the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.12 and 5.13 have been taken, (d) the Borrower and its Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition (and any operating expense reductions related thereto that would be permitted to be deducted in any calculation of Consolidated EBITDA in accordance with the definition of such term contained herein), with the covenants contained in Sections 6.12, 6.13, 6.14 and 6.15 (based on the required compliance level for September 27, 1999, in the case of an acquisition made prior to such date) recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition had occurred on the first day of each relevant period for testing such compliance and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" means the Pledge Agreement, entered into in connection with the Original Credit Agreement, attached hereto as Exhibit E, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary, other than (i) dispositions described in clauses (a) and (b) of Section 6.05 and (ii) any other disposition (or series of related dispositions) as to which the Net Proceeds do not exceed $100,000; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 360 days after such event; or

                  (c) the issuance by Holdings, the Borrower or any Restricted Subsidiary of any Equity Interests, or the receipt by Holdings, the Borrower or any Restricted Subsidiary of any capital contribution, other than (i) any such issuance of Equity Interests to, or receipt of any such capital contribution from, Holdings, the Borrower or a Restricted Subsidiary or (ii) any such issuance of Equity Interests by Holdings in a private placement; or

                  (d) the incurrence by Holdings, the Borrower or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted by
         Section 6.01.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Purchase Agreement" means the Stock and Asset Purchase Agreement dated as of November 1, 1999, among Mike Rosenbloom, Globe International Publishing Inc., GII, EMP Group L.L.C. and the Borrower.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans in the ordinary course of business, any other fund that invests in bank loans in the ordinary course of business and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, trustees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

                  "Restatement Acquisition" means the acquisition by the Borrower of all the outstanding shares of capital stock of GCC and certain of the assets and liabilities of GII pursuant to the Purchase Agreement and the other transactions contemplated by the Purchase Agreement and the execution and performance of the Non-Compete Agreement.

                  "Restatement Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Restatement Mortgaged Property" means each parcel of real property and the improvements thereto owned by a Loan Party as a result of the Restatement Acquisition and identified on Schedule 1.01(b).

                  "Restatement Transactions" means the Restatement Acquisition and the Loan Transactions.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Subordinated Debt or any Equity Interests in Holdings, the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Restricted Subsidiary.

                  "Restricted Subsidiary" means any Subsidiary, including, on and after the Restatement Effective Date, any Subsidiary acquired or formed in connection with or as a result of the Restatement Acquisition, that is not an Unrestricted Subsidiary.

                  "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

                  "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 (as of the Restatement Effective Date), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $60,000,000.

                  "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

                  "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

                  "Revolving Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

                  "Revolving Maturity Date" means April 1, 2006.

                  "S&P" means Standard & Poor's.

                  "Secured Parties" has the meaning assigned to such term in the Security Agreement.

                  "Security Agreement" means the Security Agreement, entered into in connection with the Original Credit Agreement, attached hereto as Exhibit F, among the Borrower, Holdings, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

                  "Senior Leverage Ratio" means, on any date, the ratio of (a) Total Senior Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date, all determined on a consolidated basis in accordance with GAAP.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Debt" means the Senior Subordinated Notes due 2009 issued by the Borrower on the Effective Date in the aggregate principal amount of $250,000,000 and the Indebtedness represented thereby.

                  "Subordinated Debt Documents" means the indenture under which the Subordinated Debt was issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Loan Party" means any Restricted Subsidiary that is not a Foreign Subsidiary.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loans" means Tranche A Term Loans, Tranche B Term Loans and Tranche B-1 Term Loans.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Assets" means, as of any date of determination, the total consolidated assets of the Borrower and the Restricted Subsidiaries as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to clause (a) or (b) of Section 5.01, determined on a consolidated basis in accordance with GAAP.

                  "Total Debt" means, as of any date of determination, the aggregate principal amount of Indebtedness (excluding Indebtedness consisting of contingent liabilities in respect of undrawn letters of credit) of the Borrower and the Restricted Subsidiaries outstanding as of such date, determined on a consolidated basis in accordance with GAAP.

                  "Total Senior Debt" means, as of any date of determination,
(a) Total Debt as of such date minus (b) the portion of Total Debt as of such date represented by the Subordinated Debt and Existing Notes.

                  "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan pursuant to clause (a) of Section 2.01 of the Original Credit Agreement. The initial aggregate amount of the Lenders' Tranche A Commitments was $100,000,000.

                  "Tranche A Lender" means a Lender with an outstanding Tranche A Term Loan.

                  "Tranche A Maturity Date" means April 1, 2006.

                  "Tranche A Term Loan" means a Loan made on the Effective Date pursuant to clause (a) of Section 2.01 of the Original Credit Agreement. The aggregate principal amount of the Tranche A Term Loans outstanding on the Restatement Effective Date is $100,000,000.

                  "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan pursuant to clause (b) of Section 2.01 of the Original Credit Agreement. The initial aggregate amount of the Lenders' Tranche B Commitments was $240,000,000.

                  "Tranche B Lender" means a Lender with an outstanding Tranche B Term Loan.

                  "Tranche B Maturity Date" means April 1, 2007.

                  "Tranche B Term Loan" means a Loan made on the Effective Date pursuant to clause (b) of Section 2.01 of the Original Credit Agreement. The aggregate principal amount of Tranche B Term Loans outstanding on the Restatement Effective Date is $240,000,000.

                  "Tranche B-1 Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B-1 Term Loan hereunder on the Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-1 Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B-1 Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B-1 Commitments is $90,000,000.

                  "Tranche B-1 Lender" means a Lender with a Tranche B-1 Commitment or an outstanding Tranche B-1 Term Loan.

                  "Tranche B-1 Maturity Date" means April 1, 2007.

                  "Tranche B-1 Term Loan" means a Loan made pursuant to clause
(a) of Section 2.01.

                  "Transaction Costs" means any amounts paid or payable by Holdings or the Borrower in respect of financing fees, investment banking and consulting fees, accounting and legal fees, printing costs and any similar fees and expenses, in each case incurred in connection with the Transactions.

                  "Transactions" means the Restatement Transactions and the Financing Transactions.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of the Borrower that shall have been designated an Unrestricted Subsidiary by the Borrower in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (i) neither such Subsidiary nor any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, Holdings, the Borrower or any other Restricted Subsidiary, (ii) after giving effect to such designation, the Borrower shall be in compliance with clause (d) of Section 6.04 (it being understood that, for purposes of determining such compliance, all investments made by Loan Parties in, loans or advances made by Loan Parties to and Guarantees made by Loan Parties of Indebtedness of any Subsidiary so designated, shall be deemed to be investments, loans, advances and Guarantees in, to or on behalf of an Unrestricted Subsidiary), (iii) after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance on a pro forma basis with the covenants contained in Sections 6.12, 6.13, 6.14,
6.15 and 6.16 recomputed as at the last day of the most recently completed fiscal quarter of the Borrower for which financial statements are available, as if such designation had occurred on the first day of each relevant period for testing such compliance and (iv) no Default shall have occurred and be continuing or would result therefrom. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) no Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such designation, the Borrower and the Restricted Subsidiaries are in compliance on a pro forma basis with the covenants contained in Sections 6.12, 6.13, 6.14, 6.15 and 6.16 recomputed as at the last day of the most recently completed fiscal quarter of the Borrower for which financial statements are available, as if such designation had occurred on the first day of each relevant period for testing such compliance. The Borrower shall promptly notify the Administrative Agent in writing of any such designation (and the Administrative Agent shall notify the Lenders) and shall deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower certifying that such designation complied with the foregoing provisions together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (iii) of the second sentence of this definition or in clause (ii) of the third sentence of this definition, as applicable.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP; Treatment of Unrestricted Subsidiaries. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  (b) Except as otherwise expressly provided herein, all accounting and financial calculations and determinations hereunder shall be made without consolidating the accounts of Unrestricted Subsidiaries with those of the Borrower or any Restricted Subsidiary, notwithstanding that such treatment is inconsistent with GAAP.


                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche B-1 Term Loan to the Borrower on the Restatement Effective Date in a principal amount not exceeding its Tranche B-1 Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed. All Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and Letters of Credit outstanding under the Original Credit Agreement on the Restatement Effective Date shall remain outstanding hereunder on the terms set forth herein.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $10,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.05(e). Each Swingline Loan shall be in an amount that is not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings of any Class outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date, Tranche B Maturity Date or Tranche B-1 Maturity Date, as applicable.

                  SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Revolving Borrowing or a Tranche B-1 Term Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
         Day;

                  (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Revolving Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $5,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche B-1 Commitments shall terminate at 5:00 p.m., New York City time, on the Restatement Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  (d) The parties hereto acknowledge that the Tranche A Commitments and the Tranche B Commitments have terminated.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Maturity Date; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Tranche A Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

               Date                     Amount
               ----                     ------

         July 1, 2001               $ 2,500,000
         October 1, 2001            $ 2,500,000
         January 2, 2002            $ 2,500,000
         April 1, 2002              $ 2,500,000

         July 1, 2002               $ 3,750,000
         October 1, 2002            $ 3,750,000
         January 2, 2003            $ 3,750,000
         April 1, 2003              $ 3,750,000

         July 1, 2003               $ 5,000,000
         October 1, 2003            $ 5,000,000
         January 2, 2004            $ 5,000,000
         April 1, 2004              $ 5,000,000

         July 1, 2004               $6,250,000
         October 1, 2004            $6,250,000
         January 2, 2005            $6,250,000
         April 1, 2005              $6,250,000

         July 1, 2005               $7,500,000
         October 1, 2005            $7,500,000
         January 2, 2006            $7,500,000
         April 1, 2006              $7,500,000

                  The foregoing amortization schedule reflects all prepayments of Tranche A Term Borrowings made prior to the Restatement Effective Date.

                  (b) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

                Date                  Amount
                ----                  ------

         July 1, 2001               $   600,000
         October 1, 2001            $   600,000
         January 2, 2002            $   600,000
         April 1, 2002              $   600,000

         July 1, 2002               $   600,000
         October 1, 2002            $   600,000
         January 2, 2003            $   600,000
         April 1, 2003              $   600,000

         July 1, 2003               $   600,000
         October 1, 2003            $   600,000
         January 2, 2004            $   600,000
         April 1, 2004              $   600,000

         July 1, 2004               $   600,000
         October 1, 2004            $   600,000
         January 2, 2005            $   600,000
         April 1, 2005              $   600,000

         July 1, 2005               $   600,000
         October 1, 2005            $   600,000
         January 2, 2006            $   600,000
         April 1, 2006              $   600,000

         July 1, 2006               $57,000,000
         October 1, 2006            $57,000,000
         January 2, 2007            $57,000,000
         April 1, 2007              $57,000,000

                  The foregoing amortization schedule reflects all prepayments of Tranche B Term Loans prior to the Restatement Effective Date.

                  (c) Subject to adjustment pursuant to paragraph (e) of this Section, the Borrower shall repay Tranche B-1 Term Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

               Date                    Amount
               ----                    ------

         July 1, 2001               $   225,000
         October 1, 2001            $   225,000
         January 2, 2002            $   225,000
         April 1, 2002              $   225,000

         July 1, 2002               $   225,000
         October 1, 2002            $   225,000
         January 2, 2003            $   225,000
         April 1, 2003              $   225,000

         July 1, 2003               $   225,000
         October 1, 2003            $   225,000
         January 2, 2004            $   225,000
         April 1, 2004              $   225,000

         July 1, 2004               $   225,000
         October 1, 2004            $   225,000
         January 2, 2005            $   225,000
         April 1, 2005              $   225,000

         July 1, 2005               $   225,000
         October 1, 2005            $   225,000
         January 2, 2006            $   225,000
         April 1, 2006              $   225,000

         July 1, 2006               $21,375,000
         October 1, 2006            $21,375,000
         January 2, 2007            $21,375,000
         April 1, 2007              $21,375,000

                  (d) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date and (iii) all Tranche B-1 Term Loans shall be due and payable on the Tranche B-1 Maturity Date.

                  (e) Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably. If the initial aggregate amount of the Lenders' Tranche B-1 Commitments exceeds the aggregate principal amount of Tranche B-1 Term Loans that are made on the Restatement Effective Date, then the scheduled repayments of Tranche B-1 Term Borrowings to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.
                                       47

                  (f) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

                  SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

                  (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds (or, in the case of an event described in clause (c) of the definition of the term Prepayment Event, 50% of such Net Proceeds); provided that, in the case of any event described in clause
(a) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Restricted Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, (i) to acquire assets (including by making a Permitted Acquisition) productive in the Borrower's line of business as conducted on the Effective Date, or ancillary or complementary thereto, or (ii) to the extent such Prepayment Event arises from the sale, transfer or disposition of any investment in an Unrestricted Subsidiary, to make investments in one or more other Unrestricted Subsidiaries, and, in each case, certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.

                  (d) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending March 26, 2001, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section
5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

                  (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings, Tranche B Term Borrowings and Tranche B-1 Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B Lender or Tranche B-1 Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) by 12:00 noon, New York City time, at least two Business Days prior to the prepayment date, to decline all or any portion of any mandatory prepayment of its Tranche B Term Loans or Tranche B-1 Term Loans, as the case may be, pursuant to this Section, in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans or Tranche B-1 Term Loans but was so declined shall be applied to prepay Tranche A Term Borrowings.

          (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of any Borrowing (other than a Swingline Loan or an optional prepayment of an ABR Borrowing), not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of an optional prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation.

                  (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount refunded to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender (i) to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person or (ii) to determine whether it is entitled to apply for, or to apply for, a refund of any Taxes or Other Taxes.

                  SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.19. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         Representations and Warranties

                  Each of Holdings and the Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions entered into and to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings, the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument (other than any indenture, agreement or other instrument in respect of Indebtedness that was repaid on the Effective Date) binding upon Holdings, the Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Holdings, the Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended March 29, 1999, reported on by Arthur Andersen LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 28, 1999, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

                  (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of June 28, 1999, prepared giving effect to the Restatement Transactions as if the Restatement Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) is based on the best information available to Holdings and the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Restatement Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of June 28, 1999 as if the Restatement Transactions had occurred on such date.

                  (c) The Borrower has heretofore furnished to the Administrative Agent the financial statements of GCC and GII and their respective subsidiaries as of and for the fiscal year ended August 31, 1999, reported on by Richter, Usher & Vineberg, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of each of GCC and GII and their respective subsidiaries as of such date and for such period in accordance with Canadian GAAP.

                  (d) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings, the Borrower or its Subsidiaries has, as of the Restatement Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

                  (e) Since March 29, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of Holdings, the Borrower and its Restricted Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties. (a) Each of Holdings, the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties and Restatement Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of Holdings, the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings, the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Schedule 3.05(b) sets forth a complete list of all trademarks, tradenames, copyrights, patents and other intellectual property owned by the Borrower and its Restricted Subsidiaries as of the Restatement Effective Date that has been duly registered in, filed in or issued by the United States Patent and Trademark Office or the United States Copyright Office or any other appropriate office.

                  (c) Schedule 3.05(c) sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Restatement Effective Date after giving effect to the Restatement Transactions.

                  (d) As of the Restatement Effective Date, neither Holdings, the Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or Restatement Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Except as set forth on Schedule 3.05(d), none of the Mortgaged Properties, Restatement Mortgaged Properties or any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property or Restatement Mortgaged Property or interest therein.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), (ii) that involve any of the Loan Documents or (iii) that involve the Transactions, are not frivolous and, if adversely determined, could reasonably be expected, individually or in the aggregate, to be adverse to the interests of the Lenders.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings, the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim asserting that Holdings, the Borrower or any of its Subsidiaries is obligated to redress any Environmental Liability or (iv) knows of any basis for any Environmental Liability that Holdings, the Borrower or any of its Subsidiaries is reasonably likely to become obligated to redress.

                  (c) Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings, the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither Holdings, the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of Holdings, the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $15,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $15,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings, the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Subsidiaries. Holdings does not have any subsidiaries other than the Borrower and the Borrower's Subsidiaries. Schedule
3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Restatement Effective Date. As of the Restatement Effective Date, all Subsidiaries are Restricted Subsidiaries.

                  SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Restatement Effective Date. As of the Restatement Effective Date, all premiums in respect of such insurance have been paid. Holdings and the Borrower believe that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

                  SECTION 3.14. Labor Matters. As of the Restatement Effective Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings, the Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings, the Borrower or any Restricted Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound.

                  SECTION 3.15. Solvency. Immediately after the consummation of the Restatement Transactions to occur on the Restatement Effective Date and immediately following the making of each Loan made on the Restatement Effective Date and after giving effect to the application of the proceeds of such Loans,
(a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Restatement Effective Date.

                  SECTION 3.16. Senior Indebtedness. The Obligations constitute "Senior Indebtedness" under and as defined in the Subordinated Debt Documents.

                  SECTION 3.17. Year 2000. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000), in and following the year 2000, of the computer systems of the Borrower and its Subsidiaries and the testing of all such systems as so reprogrammed, has been completed, except to the extent that the failure to do so would not have any reasonable likelihood of having a Material Adverse Effect. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Material Adverse Effect.

                  SECTION 3.18. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the portion of the Collateral constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Security Agreement)), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by the Security Agreement.

                  (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by the Security Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date).

                  (d) Each Mortgage is effective to create, subject to the exceptions listed in each title insurance policy covering such Mortgage, in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property or Restatement Mortgaged Property, as the case may be, thereunder and the proceeds thereof, and when such Mortgage is filed in the offices specified on Schedule 3.18(d), such Mortgage shall constitute a Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property or Restatement Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by such Mortgage.

                  SECTION 3.19. Restatement Acquisition. As of the Restatement Effective Date, each of the Purchase Agreement and the Non-Compete Agreement has been duly authorized, executed and delivered by each of the parties thereto and constitutes a legal, valid and binding obligation of each such party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. A true, correct and complete copy of each of the Purchase Agreement and the Non-Compete Agreement has been furnished to the Administrative Agent.

                  SECTION 3.20. Capitalization of Holdings. As of the Effective Date, the authorized capital stock of Holdings consisted of 100,000,000 shares of Class A Common Stock, par value $.01 per share, of which 22,786,536 shares are issued and outstanding, 20,000,000 shares of Class B Common Stock, par value $.01 per share, of which no shares are outstanding, and 25,000,000 shares of Class C Common Stock, par value $.01 per share, of which 20,702,005 shares are outstanding. All such outstanding shares of stock are fully paid and nonassessable.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Restatement Effective Date. The amendments to the Original Credit Agreement effected hereby and the obligations of the Lenders to make Tranche B-1 Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from Holdings, the Borrower, the Required Lenders (as defined in the Original Credit Agreement) and each Lender with a Tranche B-1 Term Loan Commitment either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Restatement Effective Date) of each of (i) Simpson Thacher & Bartlett, counsel for the Borrower, substantially in the form of Exhibit B-1, and (ii) local counsel in each jurisdiction where a Mortgaged Property or a Restatement Mortgaged Property is located, substantially in the form of Exhibit B-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Restatement Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Restatement Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Restatement Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) The Collateral Agent shall have received executed supplements to the Pledge Agreement from each Subsidiary Loan Party formed in connection with or resulting from the Restatement Acquisition, together with stock certificates representing all the outstanding shares of capital stock of the Borrower and each Subsidiary owned by or on behalf of any Loan Party as of the Restatement Effective Date after giving effect to the Restatement Transactions (except that stock certificates representing shares of common stock of a Foreign Subsidiary may be limited to 65% of the outstanding shares of common stock of such Foreign Subsidiary), promissory notes evidencing all intercompany Indebtedness owed to any Loan Party by Holdings, the Borrower or any Subsidiary as of the Restatement Effective Date after giving effect to the Restatement Transactions and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes.

                  (g) The Collateral Agent shall have received executed supplements to the Security Agreement from each Subsidiary Loan Party formed in connection with or resulting from the Restatement Acquisition, together with the following:

                           (i) all documents and instruments, including Uniform
                  Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement after giving effect to the Restatement Transactions; and

                           (ii) a completed Perfection Certificate dated the
                  Restatement Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties (including any Subsidiary Loan Parties formed in connection with or resulting from the Restatement Acquisition) in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by the Security Agreement or have been released.

                  (h) The Collateral Agent shall have received (i) amendments to each Mortgage executed in connection with the Original Credit Agreement providing that the Tranche B-1 Loans (in addition to the other Obligations) shall be secured by a Lien on each Mortgaged Property, signed on behalf of the record owner of such Mortgaged Property, (ii) counterparts of a Mortgage with respect to each Restatement Mortgaged Property signed on behalf of the record owner of such real property,
         (iii) policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property or Restatement Mortgaged Property, as the case may be, described therein, free of any other Liens except as permitted by the Security Agreement, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and (iv) such surveys, abstracts and appraisals as may be required pursuant to such Mortgages or as the Collateral Agent or the Required Lenders may reasonably request.

                  (i) The Administrative Agent shall have received executed supplements to (i) the Guarantee Agreement from each Subsidiary Loan Party formed in connection with or resulting from the Restatement Acquisition and (ii) the Indemnity, Subrogation and Contribution Agreement from each Subsidiary Loan Party formed in connection with or resulting from the Restatement Acquisition.

                  (j) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

                  (k) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Restatement Acquisition shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Restatement Acquisition shall have been, or substantially simultaneously with the initial funding of the Tranche B-1 Term Loans on the Restatement Effective Date shall be, consummated in accordance with the Purchase Agreement, the Non-Compete Agreement and applicable law, without any amendment to or waiver of any material terms or conditions of either the Purchase Agreement or the Non-Compete Agreement not approved by the Administrative Agent. The Administrative Agent shall have received copies of the Purchase Agreement, the Non-Compete Agreement and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

                  (l) The Administrative Agent shall have received audited financial statements of each of GCC and GII and their respective subsidiaries, prepared in accordance with Canadian GAAP, for the fiscal year ended August 31, 1999, which audited financial statements shall not be inconsistent in any material respect with the information relating to each of GCC and GII and their respective subsidiaries previously provided to the Lenders.

                  (m) The Lenders shall have received a pro forma consolidated balance sheet of each of Holdings and the Borrower as of June 28, 1999, reflecting all pro forma adjustments as if the Restatement Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall not be materially inconsistent with the forecasts and other information previously provided to the Lenders.

                  (n) After giving effect to the Transactions, none of the Acquired Businesses or any of their subsidiaries shall have outstanding any shares of preferred stock or any material Indebtedness except for Indebtedness incurred under the Loan Documents.

                  (o) The Required Lenders shall be reasonably satisfied with any material changes to the capitalization, structure and equity ownership of Holdings, the Borrower and its subsidiaries, after giving effect to the Restatement Transactions, from the capitalization, structure and equity ownership set forth in the information previously supplied to the Lenders with respect thereto.

                  (p) The Administrative Agent shall have been afforded the opportunity to review all other documentation relating to the Restatement Transactions and the other transactions contemplated hereby, including, without limitation, any employment agreement, management compensation arrangement, indemnification arrangement or financing arrangement of Holdings, the Borrower or any of its subsidiaries, and shall be reasonably satisfied in all respects with such documentation and reasonably satisfied that no member of management of Holdings or the Borrower shall be subject to any noncompete agreement or other similar agreement or arrangement with any other person.

                  (q) The Required Lenders shall be reasonably satisfied in all respects that there has not occurred any material adverse change in the business assets, operations, properties, financial condition, or prospects of (i) Holdings, the Borrower and its subsidiaries, taken as a whole since June 30, 1999 or (ii) the Acquired Businesses and their subsidiaries, taken as a whole since August 31, 1999.

The Administrative Agent shall notify the Borrower and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendments to the Original Credit Agreement that would be effected hereby and the obligations of the Lenders to make Tranche B-1 Term Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on November 30, 1999 (and, in the event such conditions are not so satisfied or waived, the Tranche B-1 Commitments shall terminate and the Original Credit Agreement shall remain in effect without giving effect to any amendments thereto contemplated hereby).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (or, in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs
(a) and (b) of this Section.


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. Holdings and the Borrower will furnish to the Administrative Agent (which shall furnish a copy thereof to each Lender):

                  (a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Restricted Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, (i) the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Restricted Subsidiaries and (ii) statements of operations and stockholders' equity of (A) National Enquirer, Inc., (B) Weekly World News, Inc., (C) Star Editorial, Inc., (D) Country Weekly, Inc. and (E) each Restricted Subsidiary formed or acquired after the Effective Date, in each case as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries, in each case on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.04, 6.05, 6.08, 6.12, 6.13, 6.14, 6.15 and 6.16, (iii)
         stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) if any Unrestricted Subsidiary exists (or existed at any time during the period covered by such financial statements), attaching consolidating balance sheets and income statements for such Unrestricted Subsidiary as of the same dates and covering the same periods, certified as true, correct and complete;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) prior to the commencement of each fiscal year of the Borrower, a detailed consolidated quarterly budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings, the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section. Each certificate delivered pursuant to this Section 5.03(b) shall identify in the format of Schedule II, III, IV or V, as applicable, of the Security Agreement all Intellectual Property (as defined in the Security Agreement) of any Loan Party in existence on the date thereof and not then listed on such Schedules as previously so identified to the Collateral Agent.

                  SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.05. Payment of Obligations. Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.07. Insurance. Each of Holdings and the Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, including insurance against libel actions, and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

                  SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

                  SECTION 5.09. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.10. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Tranche A Term Loans and Tranche B Term Loans will be used only
(a) to repay amounts outstanding under the Existing Credit Agreement on the Effective Date and (b) to purchase Existing Notes accepted for payment pursuant to the Debt Tender Offer. The proceeds of the Tranche B-1 Term Loans will be used only for (i) the payment of amounts payable as consideration for the Restatement Acquisition and (ii) the payment of fees and expenses payable in connection with the Restatement Transactions. The proceeds of the Revolving Loans and Swingline Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

                  SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date or if any Unrestricted Subsidiary is designated as a Restricted Subsidiary, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Subsidiary Loan Party, the Borrower will cause such Subsidiary to become a party to each of the Guarantee Agreement, the Pledge Agreement, the Security Agreement and the Indemnity, Subrogation and Contribution Agreement within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interest in or Indebtedness of such Subsidiary is owned by or on behalf of any Loan Party, the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

                  SECTION 5.13. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                  SECTION 5.14. Interest Rate Protection. As promptly as practicable, and in any event commencing no later than 60 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than three years will maintain in effect, interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, such that the interest cost to the Borrower with respect to at least 50% of the total Long-Term Indebtedness of the Borrower and the Subsidiaries will either be hedged by such interest rate protection agreements or bear interest at a fixed rate.

                  SECTION 5.15. Redemption of Existing Notes. On November 15, 1999, if Existing Notes in an aggregate principal amount of $5,000,000 or more remain outstanding, the Borrower shall redeem all Existing Notes then outstanding in accordance with the redemption provisions contained in the indenture governing such Existing Notes.


                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) the Subordinated Debt;

                  (iii) any Existing Notes that are not purchased pursuant to the Debt Tender Offer;

                  (iv) Indebtedness existing on the Effective Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (v) Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

                  (vi) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Restricted Subsidiary of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                  (vii) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
         (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) at any time outstanding shall not exceed $10,000,000;

                  (viii) Indebtedness of any Person that becomes a Restricted Subsidiary after the Effective Date and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

                  (ix) Indebtedness of the Borrower incurred under the Purchase Agreement for any purchase price adjustment payable under the Purchase Agreement; provided that such Indebtedness together with the cash consideration paid in connection with the Restatement Acquisition on the Restatement Effective Date does not exceed $105,000,000;

                  (x) other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding; and

                  (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding; provided that, at the time of and after giving effect to the incurrence of any such Indebtedness permitted by this clause (x), the Leverage Ratio (determined for this purpose based on Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant to clause (a) or (b) of Section 5.01) shall not exceed 5.0 to 1.0.


                  (b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents and
(ii) the Holdings Discount Notes.

                  (c) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, (i) issue any preferred stock or other preferred Equity Interests (other than preferred stock issued by Holdings that is not Disqualified Stock) or (ii) designate any other Indebtedness as "Designated Senior Indebtedness" under and as defined in the Subordinated Debt Documents.

                  SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Encumbrances;

                  (iii) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Effective Date and set forth in
         Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (B) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that
         (A) such security interests secure Indebtedness permitted by clause
         (vii) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

             (vi) Liens arising by operation of law that secure obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding, including Liens imposed pursuant to Environmental Laws securing obligations not reasonably expected to exceed such amount; and

                  (vii) any sale or assignment of accounts receivable permitted by clause (c) of Section 6.05.

                  (b) Holdings will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except Liens created under the Security Documents and Permitted Encumbrances.

                  SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iii) any Restricted Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that (A) the foregoing shall not be construed to prohibit the Merger and (B) any such merger involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  (b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the Effective Date and businesses reasonably related thereto.

                  (c) Holdings will not engage in any business or activity other than the ownership of shares of capital stock of the Borrower and activities incidental thereto. Holdings will not own or acquire any assets (other than shares of capital stock of the Borrower, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, the Holdings Discount Notes Documents, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

                  (d) Holdings shall not enter into any agreement relating to the voting of any Equity Interests in the Borrower held by it except (i) with respect to the election of directors of the Borrower; provided that Holdings retains the direct or indirect power to appoint at least 80% of the directors of the Borrower and (ii) to grant to any other holder of common stock of the Borrower the right to approve the taking of any action by the Borrower that would also require the approval in writing of the Lenders or the Required Lenders, as applicable, under the terms and conditions of this Agreement or the other Loan Documents.

                  (e) Holdings shall not sell or otherwise transfer any Equity Interests of the Borrower to any Person unless (i) all the Equity Interests of the Borrower sold or otherwise transferred to Persons other than Holdings consist of common stock, (ii) either (A) all the common stock of the Borrower consists of common stock of the same class and has the same rights (including voting rights) and privileges or (B) the common stock of the Borrower that is owned by Persons other than Holdings either does not entitle the holders thereof to voting rights or, in the aggregate, entitles the holders thereof to not more than 20% of the total voting power of all classes of voting common stock of the Borrower, and (iii) all such Equity Interests are pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to a pledge agreement that is substantially the same as the Pledge Agreement so that, after giving effect to all such sales or other transfers of Equity Interests of the Borrower, 100% of the capital stock of the Borrower remains pledged to secure the Obligations (as defined in the Pledge Agreement).

                  (f) The Borrower shall not issue any Equity Interests to any Person other than Holdings unless (i) all the Equity Interests of the Borrower issued to Persons other than Holdings consist of common stock, (ii) either (A) all the common stock of the Borrower consists of common stock of the same class and has the same rights (including voting rights) and privileges or (B) the common stock of the Borrower that is owned by Persons other than Holdings either does not entitle the holders thereof to voting rights or, in the aggregate, entitles the holders thereof to not more than 20% of the total voting power of all classes of voting common stock of the Borrower, and (iii) all such Equity Interests are pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to a pledge agreement that is substantially the same as the Pledge Agreement so that, after giving effect to all such issuances of Equity Interests of the Borrower, 100% of the capital stock of the Borrower remains pledged to secure the Obligations (as defined in the Pledge Agreement).

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) the Acquisition and the Restatement Acquisition;

                  (b) Permitted Investments;

                  (c) investments existing on the Effective Date and set forth on Schedule 6.04;

                  (d) investments by the Borrower and its Restricted Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interests in a Subsidiary held by a Loan Party shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to the pledge of Equity Interests in Foreign Subsidiaries set forth in Section 5.12), (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Unrestricted Subsidiaries (including all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed $25,000,000 at any time outstanding (it being understood that, for purposes of determining outstanding investments in Unrestricted Subsidiaries, the sale or disposition by a Loan Party of an investment in an Unrestricted Subsidiary shall be deemed to reduce investments in Unrestricted Subsidiaries by an amount equal to the Net Proceeds of such sale or disposition) and (iii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Restricted Subsidiaries that are Foreign Subsidiaries (including all such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed 5% of Total Assets at any time outstanding (it being understood that, for purposes of determining outstanding investments in Restricted Subsidiaries that are Foreign Subsidiaries, the sale or disposition by a Loan Party of an investment in a Restricted Subsidiary that is a Foreign Subsidiary shall be deemed to reduce investments in Restricted Subsidiaries that are Foreign Subsidiaries by an amount equal to the Net Proceeds of such sale or disposition);

                  (e) loans or advances made by the Borrower to any Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Unrestricted Subsidiaries, or to Restricted Subsidiaries that are Foreign Subsidiaries, shall be subject to the limitations set forth in clause (d) above;

                  (f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) a Restricted Subsidiary shall not Guarantee the Subordinated Debt unless (A) such Restricted Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (B) such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee of the Subordinated Debt provides for the release and termination thereof, without action by any party, upon the sale or transfer of the Equity Interests of such Restricted Subsidiary as a result of a foreclosure of the Lien on such Equity Interests that secures the Obligations, where (1) after such sale or transfer, such Restricted Subsidiary is no longer a Subsidiary and (2) the Net Proceeds resulting from such sale or transfer are applied in accordance with the terms of the Subordinated Debt Documents that would apply to a sale of such Equity Interests by the Borrower, and (ii) the aggregate principal amount of Indebtedness of Unrestricted Subsidiaries, or of Restricted Subsidiaries that are Foreign Subsidiaries, that is Guaranteed by any Loan Party shall be subject to the limitations set forth in clause (d) above;

                  (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (h) Permitted Acquisitions; provided that the sum of all consideration (other than common Equity Interests of Holdings) paid or otherwise delivered in connection with Permitted Acquisitions (including the principal amount of any Indebtedness issued as deferred purchase price and the fair market value of any other non-cash consideration but excluding the amount of Net Proceeds from Prepayment Events described in clause (a) of the definition of the term Prepayment Event that are applied, in accordance with Section 2.11(c), to make such Permitted Acquisitions) plus the aggregate principal amount of all Indebtedness otherwise incurred or assumed in connection with, or resulting from, Permitted Acquisitions (including Indebtedness of any acquired Persons outstanding at the time of the applicable Permitted Acquisition) shall not exceed, on a cumulative basis during the term of this Agreement, $50,000,000;

                  (i) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05; and

                  (j) any other investments in, advances or loans to or Guarantees of Indebtedness of, any Person in an aggregate amount not to exceed $25,000,000 at any time outstanding.

                  SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of its Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

                  (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

                  (b) sales, transfers and dispositions to the Borrower or a Restricted Subsidiary;

                  (c) sales of accounts receivable (i) that are delinquent or the amount of which is in dispute, in each case in connection with the compromise or collection thereof in the ordinary course of business, or
         (ii) of any account debtor in connection with the termination, wind-down or restructuring of the relationship with such account debtor in the ordinary course of business;

                  (d) sales, transfers and dispositions of any Equity Interests of, loans or advances to, or other investments in, any Unrestricted Subsidiary; and

                  (e) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (e) shall not exceed $30,000,000 in the aggregate during the term of this Agreement;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and for at least 80% cash consideration and provided, further, that the aggregate non-cash consideration received for all sales, transfers, leases and other dispositions permitted hereby shall not exceed $10,000,000.

                  SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

                  SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Other than the payment of amounts payable under the Acquisition Documents as consideration for the Acquisition (or paying a dividend to Holdings to enable Holdings to make any such payment), neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) Holdings may make Restricted Payments (and the Borrower may make Restricted Payments to Holdings to enable Holdings to make such Restricted Payments), not exceeding $2,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iv) the Borrower may pay dividends to Holdings at such times and in such amounts, not exceeding $2,000,000 during any fiscal year, as shall be necessary to permit Holdings to pay reasonable administrative expenses incurred in the ordinary course of its business, (v) Holdings may make Restricted Payments (and the Borrower may make Restricted Payments to Holdings to enable Holdings to make such Restricted Payments), not exceeding $5,000,000 in any fiscal year and not exceeding $10,000,000 in the aggregate during the term of this Agreement, to repurchase Equity Interests in Holdings owned by employees or former employees of the Borrower or the Subsidiaries pursuant to the terms of agreements (including employment agreements) with such employees, (vi) the Borrower may make Restricted Payments to Holdings to enable Holdings to pay management fees pursuant to the Management Agreement that are permitted to be paid pursuant to clause (c) of Section 6.09, (vii) the Borrower may make Restricted Payments to Holdings at such times and in such amounts (but not prior to the fifth anniversary of the date of issuance of the Holdings Discount Notes) as shall be necessary to enable Holdings (A) on the fifth anniversary of the date of issuance of the Holdings Discount Notes, to redeem the amount of Holdings Discount Notes equal to the Holdings Discount Notes Redemption Amount and (B) after such fifth anniversary, to make interest payments in cash on such Holdings Discount Notes as and when due; provided, that at the time of and after giving effect to each Restricted Payment made in reliance upon this clause
(vii), the Borrower and its Restricted Subsidiaries are in compliance with the covenants contained in Sections 6.12 and 6.13 as of the end of the most recent fiscal quarter for which financial statements are available assuming that Total Debt or Total Senior Debt, as applicable, as of the last day of such quarter had been equal to the Total Debt or Total Senior Debt, as applicable, as of the date of such Restricted Payment after giving effect to such Restricted Payment, and
(viii) Holdings and the Borrower may make additional Restricted Payments for the purposes contemplated by clauses (iii) through (v) of this Section 6.08(a) in an aggregate amount not to exceed $5,000,000 during the term of this Agreement; provided that any Restricted Payment otherwise permitted by clause (iii) and clauses (v) through (viii) above shall not be permitted if at the time thereof and after giving effect thereto a Default shall have occurred and be continuing; provided further, that the provisions of clauses (iii) through (viii) above that permit certain dividends or other Restricted Payments to Holdings shall not be construed to permit the payment of dividends or other Restricted Payments to any other holder of Equity Interests of the Borrower.

                  (b) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

                  (i) payment of Indebtedness created under the Loan Documents;

                  (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Debt or Existing Notes prohibited by the subordination provisions thereof;

                  (iii) refinancings of Indebtedness to the extent permitted by
         Section 6.01;

                  (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (v) repayment of all amounts outstanding under the Existing Credit Agreement and purchase of the Existing Notes accepted for payment pursuant to the Debt Tender Offer, in each case on the Effective Date; and

                  (vi) redemption of any Existing Notes that remain outstanding after consummation of the Debt Tender Offer.

                  SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that do not involve Holdings and are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) to pay management fees in accordance with the Management Agreement in an aggregate amount not to exceed $750,000 in any fiscal year and
(d) any Restricted Payment permitted by Section 6.08.

                  SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

                  SECTION 6.11. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under (a) any Subordinated Debt Document, (b) its certificate of incorporation, by-laws or other organizational documents, (c) the Existing Notes Indenture other than as contemplated by the Debt Tender Offer, (d) the LLC Agreement, (e) the Management Agreement and (f) the Holdings Discount Notes Documents, in each case in any manner that is adverse to the interests of the Lenders or the Loan Parties.

                  SECTION 6.12. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter ending on any date during any period set forth below to exceed the ratio set forth below opposite such period:



                  Period                                                   Ratio
                  ------                                                   -----
                  September 27, 1999 to and
                  including March 31, 2000                             6.50 to 1.00

                  April 1, 2000 to and including
                  September 30, 2000                                   6.25 to 1.00

                  October 1, 2000 to and including
                  March 31, 2001                                       5.75 to 1.00

                  April 1, 2001 to and including
                  March 31, 2002                                       5.25 to 1.00

                  April 1, 2002 to and including
                  March 31, 2003                                       4.75 to 1.00

                  April 1, 2003 to and including
                  March 31, 2004                                       4.25 to 1.00

                  Thereafter                                           4.00 to 1.00


                  SECTION 6.13. Senior Leverage Ratio. The Borrower will not permit the Senior Leverage Ratio as of the last day of any fiscal quarter ending on any date during any period set forth below to exceed the ratio set forth below opposite such period:

                  Period                                                   Ratio
                  ------                                                   -----
                  September 27, 1999 to and
                  including September 30, 2000                         4.25 to 1.00

                  October 1, 2000 to and including
                  March 31, 2002                                       4.00 to 1.00

                  April 1, 2002 to and including
                  March 31, 2003                                       3.75 to 1.00

                  April 1, 2003 to and including
                  March 31, 2004                                       3.50 to 1.00

                  Thereafter                                           3.00 to 1.00


                  SECTION 6.14. Consolidated Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense for any period of four consecutive fiscal quarters ending on any date during any period set forth below to be less than the ratio set forth below opposite such period:

                  Period                                               Ratio
                  ------                                               -----
                  September 27, 1999 to and
                  including December 31, 1999                          1.50 to 1.00

                  January 1, 2000 to and including
                  June 30, 2000                                        1.55 to 1.00

                  July 1, 2000 to and including
                  December 31, 2000                                    1.65 to 1.00

                  January 1, 2001 to and including
                  June 30, 2001                                        1.90 to 1.00

                  July 1, 2001 to and including
                  March 31, 2002                                       2.00 to 1.00

                  April 1, 2002 to and including
                  March 31, 2003                                       2.25 to 1.00

                  Thereafter                                           2.50 to 1.00

For purposes of determining compliance with this Section 6.14, Consolidated Interest Expense for the period of four consecutive fiscal quarters ended (i) September 27, 1999, shall be deemed to be equal to the product of Consolidated Interest Expense for the fiscal quarter then ended multiplied by four, (ii) December 27, 1999, shall be deemed to be equal to the product of Consolidated Interest Expense for the two consecutive fiscal quarters then ended multiplied by two and (iii) March 27, 2000, shall be deemed to be equal to the product of Consolidated Interest Expense for the three consecutive fiscal quarters then ended multiplied by four-thirds.

                  SECTION 6.15. Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA minus Taxes paid in cash by Holdings, the Borrower and its Restricted Subsidiaries to (b) Consolidated Fixed Charges for any period of four consecutive fiscal quarters ending on any date on or after September 27, 1999, to be less than 1.10 to 1.00. For purposes of determining compliance with this Section 6.15, Consolidated Fixed Charges for the period of four consecutive fiscal quarters ended (i) September 27, 1999, shall be deemed to be equal to the product of Consolidated Fixed Charges for the fiscal quarter then ended multiplied by four, (ii) December 27, 1999, shall be deemed to be equal to the product of Consolidated Fixed Charges for the two consecutive fiscal quarters then ended multiplied by two and (iii) March 27, 2000, shall be deemed to be equal to the product of Consolidated Fixed Charges for the three consecutive fiscal quarters then ended multiplied by four-thirds.

                  SECTION 6.16. Capital Expenditures. The Borrower and its Restricted Subsidiaries shall not incur or make Capital Expenditures during any fiscal year ending on a date set forth below in excess of the amount set forth below opposite such date:


                 Fiscal Year Ending                                          Amount
                 ------------------                                          ------
                   March 27, 2000                                          $27,500,000

                   March 26, 2001                                          $28,500,000

                   March 25, 2002                                          $29,000,000

            March 27, 2003 and thereafter                                  $30,000,000

provided that 50% of the unused amount of any Capital Expenditures permitted to be made during each fiscal year and not made during such fiscal year may be carried over and expended during the next succeeding fiscal year (and any amount so carried over shall be deemed the first amount applied and expended for Capital Expenditures during such next succeeding fiscal year).


                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect (or, in the case of any such representation or warranty that is not qualified as to materiality, incorrect in any material respect) when made or deemed made;

                  (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.11 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) Holdings, the Borrower or any Restricted Subsidiary shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable period of grace, in the case of interest);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) Holdings, the Borrower or any Restricted Subsidiary shall
         (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) Holdings, the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Holdings, the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Restricted Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement; or

                  (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                                   The Agents

                  Each of the Lenders and the Issuing Bank hereby irrevocably appoints The Chase Manhattan Bank as Administrative Agent and Collateral Agent (for purposes of this Article VIII, collectively, the "Agent") and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

                  The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by Holdings, the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

                  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to Holdings or the Borrower, to it at American Media Operations, Inc., 600 East Coast Avenue, Lantana, Florida 33464-0002, Attention of Richard W. Pickert and Lawrence Bornstein (Telecopy No.
         (561) 540-1018), with a copy to EMP Group L.L.C., 65 East 55th Street, New York, New York 10022, Attention of Austin M. Beutner (Telecopy No.
         (212) 857-3122);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Ed deForest (Telecopy No. (212) 270-5120);

                  (c) if to the Issuing Bank, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658);

                  (d) if to the Swingline Lender, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658); and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or any substantial part of the Guarantees made by Holdings and the Subsidiary Loan Parties under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement), or limit their liability in respect of all or any substantial part of such Guarantees, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class or (ix) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders and Tranche B Lenders), the Tranche A Lenders (but not the Revolving Lenders and Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders and Tranche A Lenders) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or Restatement Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15,
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and Collateral Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of the other parties hereto required by paragraph (a) of Section 4.01, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

                  (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' and its Related Funds' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor agrees to be bound by the provisions of this Section 9.12), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. Original Credit Agreement; Effectiveness of Amendment and Restatement. Until this Agreement becomes effective upon the satisfaction, or waiver by the Required Lenders (as defined in the Original Credit Agreement) and each Lender with a Tranche B-1 Term Loan Commitment, of the conditions set forth in Section 4.01, the Original Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Restatement Effective Date, all obligations of the Borrower under the Original Credit Agreement shall become obligations of the Borrower hereunder, secured by the Security

Documents, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                                     AMERICAN MEDIA, INC.,

                                                     by
                                                     /s/ John A. Miley
                                                     -----------------
                                                     Name:  John A. Miley
                                                     Title:  EVP, CFO


                                                     AMERICAN MEDIA OPERATIONS, INC.,

                                                     by
                                                     /s/ John A. Miley
                                                     -----------------
                                                     Name:  John A. Miley
                                                     Title:  EVP, CFO


                                                     THE CHASE MANHATTAN BANK,
                                                     individually and as Administrative Agent,

                                                     by
                                                     /s/ Laurie B. Perper
                                                     --------------------
                                                     Name:  Laurie B. Perper
                                                     Title:  Vice President


                                                     CAISSE DE DEPOT ET PLACEMENT DU QUEBEC,

                                                     by
                                                     /s/ Lucie Rousseau
                                                     ------------------
                                                     Name:  Lucie Rousseau
                                                     Title:  Vice President


                                                     THE BANK OF NEW YORK,

                                                     by
                                                     /s/ Cynthia L. Rogers
                                                     ---------------------
                                                     Name:  Cynthia L. Rogers
                                                     Title:  Vice President

                                      117


                                                     GENERAL ELECTRIC CAPITAL CORPORATION,


                                                     by
                                                     /s/ Robert M. Kadlick
                                                     ---------------------
                                                     Name:  Robert M. Kadlick
                                                     Title: Duly Authorized Signatory


                                                     HELLER FINANCIAL,


                                                     by
                                                     /s/ Sheila C. Weimer
                                                     --------------------
                                                     Name:  Sheila C. Weimer
                                                     Title:  Vice President


                                                     CREDIT AGRICOLE INDOSUEZ,

                                                     by
                                                     /s/ Craig Welch
                                                     ---------------
                                                     Name:  Craig Welch
                                                     Title:  First Vice President

                                                     by
                                                     /s/ John McCloskey
                                                     ------------------
                                                     Name:  John McCloskey
                                                     Title:  Vice President


                                                     CYPRESSTREE SENIOR FLOATING RATE FUND,


                                                     by CYPRESSTREE INVESTMENT MANAGEMENT COMPANY INC.,
                                                     as Portoflio Manager,

                                                     by
                                                     /s/ Jonathan D. Sharkey
                                                     -----------------------
                                                     Name:  Jonathan D. Sharkey
                                                     Title:  Principal


                                      118



                                                     NORTH AMERICAN SENIOR FLOATING RATE FUND,


                                                     by CYPRESSTREE INVESTMENT MANAGEMENT COMPANY INC.,
                                                     as Portfolio Manager,

                                                     by
                                                     /s/ Jonathan Sharkey
                                                     --------------------
                                                     Name:  Jonathan Sharkey
                                                     Title:  Principal


                                                     CYPRESSTREE INVESTMENT FUND, LLC,


                                                     by
                                                     /s/ Jonathan D. Sharkey
                                                     -----------------------
                                                     Name:  Jonathan D. Sharkey
                                                     Title:  Principal


                                                     CYPRESSTREE INVESTMENT MANAGEMENT COMPANY, INC.,

                                                     by
                                                     /s/ Jonathan D. Sharkey
                                                     -----------------------
                                                     Name:  Jonathan D. Sharkey
                                                     Title:  Principal


                                                     KZH SHENKMAN LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                                     KZH IV LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                      119



                                                     KZH SHOSHONE LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                                     KZH APPALOOSA LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                                     KZH SOLEIL-2 LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                                     KZH WATERSIDE LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                                     KZH STERLING LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                      120



                                                     KZH CYPRESSTREE-1 LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                                     TRAVELERS CORPORATE LOAN FUND INC.,


                                                     by TRAVELERS ASSET MANAGEMENT INTERNATIONAL CORPORATION,


                                                     by
                                                     /s/ John W. Petchler
                                                     --------------------
                                                     Name:  John W. Petchler
                                                     Title: Second Vice President


                                                     THE TRAVELERS INSURANCE COMPANY,


                                                     by
                                                     /s/ John W. Petchler
                                                     --------------------
                                                     Name:  John W. Petchler
                                                     Title:  Second Vice President


                                                     FRANKLIN FLOATING RATE TRUST,


                                                     by
                                                     /s/ Chauncey Lufkin
                                                     -------------------
                                                     Name:  Chauncey Lufkin
                                                     Title:  Vice President


                                                     MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST,


                                                     by
                                                     /s/ Sheila Finnerty
                                                     -------------------
                                                     Name:  Sheila Finnerty
                                                     Title:  Vice President


                                                     MONUMENTAL LIFE INSURANCE COMPANY,

                                       121


                                                     by
                                                     /s/ Mark E. Dunn
                                                     ----------------
                                                     Name:  Mark E. Dunn
                                                     Title:  Vice President


                                                     FLOATING RATE PORTFOLIO,


                                                     by INVESCO SENIOR SECURED MANAGEMENT, INC.,
                                                     as Attorney In Fact,

                                                     by
                                                     /s/ Joseph Rotondo
                                                     ------------------
                                                     Name:  Joseph Rotondo
                                                     Title:  Authorized Signatory


                                                     TORONTO DOMINION (NEW YORK), INC.,


                                                     by
                                                     /s/ Jorge A. Garcia
                                                     -------------------
                                                     Name:  Jorge A. Garcia
                                                     Title:  Vice President


                                                     NUVEEN SENIOR INCOME FUND,


                                                     by
                                                     /s/ Jeffrey W. Maillet
                                                     ----------------------
                                                     Name:  Jeffrey W. Maillet
                                                     Title: Executive Managing Director



                                      122



                                                     THOROUGHBRED LIMITED PARTNERSHIP I,


                                                     by APPALOOSA MANAGEMENT L.P.,
                                                     its General Partner,

                                                     by  APPALOOSA PARTNERS INC.,
                                                     its General Partner,


                                                     by
                                                     /s/ James E. Bolin
                                                     ------------------
                                                     Name:  James E. Bolin
                                                     Title:  Vice President


                                                     KZH CRESCENT-2 LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                                     OCTAGON LOAN TRUST,


                                                     by OCTOGAN CREDIT INVESTORS,
                                                     as Manager,


                                                     by
                                                     /s/ Andrew D. Gordon
                                                     --------------------
                                                     Name:  Andrew D. Gordon
                                                     Title:  Portfolio Manager


                                                     KZH CRESCENT LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                       123

                                                     KZH CRESCENT-3 LLC,


                                                     by
                                                     /s/ Peter Chin
                                                     --------------
                                                     Name:  Peter Chin
                                                     Title:  Authorized Agent


                                                     CYPRESSTREE INVESTMENT PARTNERS I., LTD,


                                                     by CYPRESS INVESTMENT MANAGEMENT COMPANY INC.,
                                                     as Portfolio Manager,

                                                     by
                                                     /s/ Jonathan D. Sharkey
                                                     -----------------------
                                                     Name:  Jonathan D. Sharkey
                                                     Title:  Principal


                                                     FIRST UNION NATIONAL BANK,


                                                     by
                                                     /s/ Magreger G. Hyde
                                                     --------------------
                                                     Name:  Magreger G. Hyde
                                                     Title:  V.P.


                                                     HIGHLAND LEGACY LIMITED,


                                                     by HIGHLAND CAPITAL MANAGEMENT, L.P.,
                                                     as Collateral Manager,

                                                     by
                                                     /s/ Mark K. Okada CFA
                                                     ---------------------
                                                     Name:  Mark K. Okada CFA
                                                     Title: Executive Vice President

                                       124




                                                     SANKATRY ADVISORS, INC.,
                                                     as Collateral Manager
                                                     for Great Point CLO 1999-1 Ltd,


                                                     by
                                                     /s/ Diane J. Exter
                                                     ------------------
                                                     Name:  Diane J. Exter
                                                     Title:  Portfolio Manager


                                                     SKM-LIBERTY VIEW CBO I,


                                                     by
                                                     /s/ Kenneth C. Klegar
                                                     ---------------------
                                                     Name:  Kenneth C. Klegar
                                                     Title:  Authorized Signatory


                                                     VAN KAMPEN PRIME INCOME TRUST,


                                                     by VAN KAMPEN INVESTMENT ADVISORY CORP.,

                                                     by
                                                     /s/ Darwin D. Pierce
                                                     --------------------
                                                     Name:  Darwin D. Pierce
                                                     Title:  Vice President


                                                     VAN KAMPEN CLO II, LIMITED,


                                                     by VAN KAMPEN MANAGEMENT INC.,
                                                     as Collateral Manager,

                                                     by
                                                     /s/ Darwin D. Pierce
                                                     --------------------
                                                     Name:  Darwin D. Pierce
                                                     Title:  Vice President



                                      125



                                                     UNITED OF OMAHA LIFE INSURANCE COMPANY,


                                                     by TCW ASSET MANAGEMENT COMPANY,
                                                     its Investment Advisor,

                                                     by
                                                     /s/ Justin L. Driscoll
                                                     ----------------------
                                                     Name:  Justin L. Driscoll
                                                     Title:  Senior Vice President

                                                     by
                                                     /s/ Jonathan R. Insull
                                                     ----------------------
                                                     Name:  Jonathan R. Insull
                                                     Title:  Vice President





                                      126